EXHIBIT 10.7

                                  EXHIBIT 10.07

                     SHAREHOLDERS' CROSS-PURCHASE AGREEMENT


      THIS AGREEMENT, made this 21st day of August, 1997, by and between JEFFREY GERARD ALNWICK, MARIE ALNWICK, and EUROPEAN MICRO PLC (each being a "Shareholder" and collectively the "Shareholders"), AND BIG BLUE EUROPE B.V., a company registered under the laws of the Netherlands, with its principal place of business at Havenstraat 11, 1948 NP Beverwijk, The Netherlands (the "Company").

      WHEREAS, the Shareholders are presently active in the management of the Company and own the following interests in it:

      SHAREHOLDER NAME         NUMBER OF SHARES       PERCENTAGE OF TOTAL SHARES
      ----------------         ----------------       --------------------------

      Jeffrey Gerard Alnwick        132,500                       25%
      Marie Alnwick                 132,500                       25%
      European Micro PLC            265,000                       50%

      and,

      WHEREAS, the Shareholders believe it to be in their best interests and in the best interest of the Company to provide for continuity and harmony in management, and,

      WHEREAS, it is the Shareholders' desire to place certain restrictions on the sale, transfer or encumbrance of shares of the company, and to provide for the purchase by the remaining Shareholder of a deceased Shareholder's shares, to provide for the purchase of a withdrawing Shareholder's shares.

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

      1.   VALUATION OF SHARES.

      Unless altered as herein provided, for the purpose of determining the purchase price to be paid for the shares of a Shareholder, the fair market value of each share shall be, as of the date of this Agreement, Two and No/100 Dollars U.S. dollars (U.S. $2.00).

      The Shareholders shall redetermine the value of the shares within sixty
(60) days following the end of each calendar year. Such redetermination shall be recorded in the form of Exhibit "A" attached hereto, with an executed original to be provided to each Shareholder. If the Shareholders fail to make the required annual redetermination of value for a particular year, the last previously recorded value shall control.


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      2.   RESTRICTION ON SALE.

      No Shareholder shall sell, transfer, or assign his, her or its shares of the Company to any person, firm or corporation without first receiving the written consent of the other Shareholders, unless the Shareholder desiring to make the sale, transfer, or assignments (hereinafter referred to as the "Seller") shall have first complied with the Offer to Sell provisions as hereinafter described and such Offer to Sell shall not have been accepted. Any attempt to sell, transfer, or assign shares in contravention of the terms of this Agreement shall be of no force or effect.

           (a) OFFER TO SELL. The term "Offer to Sell" means a bona fide, written offer to sell, transfer or assign shares owned by a Shareholder. The written offer shall state all pertinent details regarding the proposed sale, transfer or assignment including the price and terms, shall identify the prospective purchaser, transferee or assignee desiring to obtain an interest in the shares, and shall state the number of shares involved.

           (b) NOTICE TO COMPANY AND SHAREHOLDERS. A copy of the Offer to Sell shall be given to the other Shareholders and to the Trustee.

           (c) ACCEPTANCE OF OFFER. Within thirty (30) days after the receipt of such Offer to Sell, the other Shareholders may, at their option, elect to purchase all of the shares involved in the proposed sale, transfer or assignment, with each Shareholder having a right to purchase his, her or its proportionate number of shares. As an example, if there is an Offer to Sell sixty shares, and there are three other Shareholders, each shall have a right to purchase twenty shares. If one or more of the other Shareholders do not wish to purchase their entire proportionate number of shares, the remaining shares shall be divided equally among all other Shareholders who wish to purchase them. The other Shareholders shall exercise their election to purchase by giving written notice thereof to the Seller and the Trustee. The notice shall specify a date for the closing of the purchase which shall not be more than sixty (60) days after the date of giving such notice.

           (d) PURCHASE PRICE. The purchase price for the shares of the Company owned by the Seller shall be the higher of i) the present value (as of the date of the election by the other Shareholders to purchase) of the price contained in the Offer To Sell, or ii) the price as set forth in Paragraph 1 above.

           (e) CLOSING OF PURCHASE. If the other Shareholders elect to purchase all of the shares as provided in paragraph (c) above, then the closing of the purchase shall take place within 90 days after the date the written notice is received by the Seller as provided in Paragraph (c) above, at the principal office of the Company (or at such other location agreed to by the Shareholders) and the purchase price shall be paid by the payment of twenty percent (20%) in cash at closing and by delivery of promissory notes for the balance payable in eighteen (18) equal monthly installments of principal and interest commencing one month after the closing. The promissory notes shall bear interest at the rate of ten percent (10%) per annum from the date of closing and shall be in the form of Exhibit "B" hereto. The indebtedness evidenced by the


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said promissory notes shall be secured by a lien against the shares being purchased, with said lien to terminate at such time as the said promissory notes are paid in full. Such shares shall be held by the Trustee until such time as the promissory notes are paid in full.

           (f) RELEASE FROM RESTRICTION. If the Offer to Sell is not accepted by the other Shareholders, the Seller may make a bona fide sale, transfer or assignment as provided in the Offer to Sell. If the Seller shall fail to make such sale, transfer or assignment within thirty (30) days following the expiration of the time provided above for the election of the other Shareholders, such shares shall again become subject to all the restrictions of this Agreement.

           (g) TERMINATION OF EMPLOYMENT. If Jeffrey Gerard Alnwick or Marie Alnwick shall cease to be a Director of the Company for any reason, they shall be deemed to have presented an Offer to Sell to the Company as provided in this Paragraph 2, at a per share price to be determined in accordance with Paragraph 1 above. If either John Bartholomew Gallagher or Harry Daniel Shields shall cease to be a Director of the Company for any reason, European Micro PLC shall be deemed to have presented an Offer to Sell to the Company as provided in this Paragraph 2, at a per share price to be determined in accordance with Paragraph 1 above. If such offer shall not be accepted as to all of the shares then owned by said terminating Shareholder, the terminating Shareholder shall be free to retain any portion of the shares not so purchased by the other Shareholders.

      3.   RESTRICTION ON ENCUMBRANCE.

      No Shareholder shall encumber or pledge the shares of the Company without the prior written consent of the other Shareholders.

      4.   ENDORSEMENT OF SHARE CERTIFICATES.

           (a) The shares of the Company authorized and issued to the Shareholders shall be endorsed with the following:

           NOTICE IS HEREBY GIVEN that the sale, assignment, transfer, pledge, or other disposition of the shares represented by this certificate are subject to a certain restrictive agreement dated August , 1997 between the Shareholders and the Company, a copy of which agreement is on file in the office of the Managing Director of the Company.

           (b) The parties hereto agree that, so long as this Agreement is in effect, all shares of the Company to be issued hereafter shall be subject to this Agreement and have endorsed thereon the appropriate notice contained in Paragraph (a) above.

           (c) No additional shares of the Company shall be issued without the consent of all of the Shareholders hereto.


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           (d) The certificates so endorsed shall be delivered to the Trustee to be held by it or its successor subject to the terms and conditions of this Agreement.

      5.   Debts/Losses:

      The Shareholders agree that to the extent either of them suffers any loss in relation to loans made or credit given to the Company or guarantees or security given for the benefit of the Company, they shall make contributions one to the other to equalize, on a pro-rate basis, the amount of the losses among the Shareholders, based upon the percentage of shares of the Company then owned by each Shareholder. The Shareholders also agree that to the extent that the Company, in its ordinary course of business, becomes indebted to any Shareholder, or to any company owned or controlled by a Shareholder upon liquidation of the Company or upon the Company ceasing to do business, each Shareholder shall make contributions to the other Shareholders, or to any company owned or controlled by a Shareholder if such indebtedness is to a company owned or controlled by a Shareholder, as is necessary to equalize the amount of debt the Company has with regard to all Shareholders, or to any company owned or controlled by a Shareholder, as applicable, based upon the percentage of shares of the Company then owned by each Shareholder.

      6.   Notices.

      Any and all notices, designations, consents, offers, acceptances, or any other communication provided for herein shall be given in writing by certified or registered mail, which- shall be addressed (in case of any Shareholder) to the following addressees until such time as a different address has been designated in writing sent to the other parties:

                     Jeffrey Gerard Alnwick
                     Marie Alnwick
                     586 New York Avenue
                     Huntington, New York 1 1743

                     European Micro PLC
                     20-24 Church Street
                     Aitrincharn, Cheshire
                     WA14 40W
                     England
                     Attention: Managing Director

      7.   TERMINATION OF AGREEMENT.

      This Agreement shall terminate upon:

      (a)  The written agreement of all of the Shareholders;

      (b) The bankruptcy, receivership, or dissolution of the Company;


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      (c) The death or dissolution of all Shareholders within a period of 30 days.

      8.   AMENDMENT OF AGREEMENT.

      This Agreement may be altered, amended, or modified at any time by written agreement signed by all of the Shareholders.

      9.   AGREEMENT TO BE BOUND

      This Agreement shall be binding not only upon the parties hereto but also upon their heirs, personal representatives, successors and assigns, and the parties hereto agree for themselves and their heirs, personal representatives, successors and assigns to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement.

      10.  MISCELLANEOUS PROVISIONS.

      This Agreement shall be governed by the laws of the State of Florida, USA or, where necessary, by the laws of the Netherlands, and contains the entire agreement of the parties hereto. The headings used throughout this Agreement are for convenience only and have no significance in the interpretation of the body of this Agreement and the parties hereto agree that they are to be disregarded in construing the provisions of this Agreement. All references made herein to plural or singular or to masculine or feminine or neuter gender shall be deemed interchangeable as the context requires.

      11.  TERMS.

      The term " personal representative" shall include the terms " executor" and " executrix"; the term "Articles of Incorporation" shall include the 'term "Articles of Association"; the term "Shareholders" shall include the term "Stockholders"; and the term "Company" shall include the term "Corporation."

      IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers the Shareholders have hereunto set their hands and seals the day and year first above written, and the Trustee has caused this Agreement to be signed by its duly authorized officer.

                                     COMPANY

BIG BLUE EUROPE B.V.                           (SEAL)

By: /s/ BAS LEEVWERKE
   ---------------------------
        BAS LEEVWERKE, Managing
        Director


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                                  SHAREHOLDERS



Witnesses:

-----------------------
Name:

                               /s/ JEFFREY GERARD ALNWICK
-----------------------        --------------------------
Name:                          JEFFREY GERARD ALNWICK, Shareholder


-----------------------
Name:

                               /s/ MARIE ALNWICK
-----------------------        -----------------
Name:                          MARIE ALNWICK, Shareholder


                               EUROPEAN MICRO PLC
-----------------------
Name:

                               /s/ LAURENCE GILBERT
-----------------------        --------------------
Name:                          LAURENCE GILBERT, Managing Director


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


                                   EXHIBIT "A"

To:   Big Blue Europe BV
      Havenstraat II,
      1948 NP Beverwijk
      The Netherlands
      Attention: Bas Leevwerke


                                 SHARE VALUATION
                                       FOR
                              BIG BLUE EUROPE B.V.

      The undersigned shareholders of Big Blue Europe B.V. mutually agree on this _____ day _______________, 19___, that for the purposes of the Trusteed Shareholders' Cross-Purchase Agreement dated August ____, 1997, each share of Big Blue Europe B.V. has a value of U.S. $______________.


                                          EUROPEAN MICRO PLC

                                          By:
--------------------------                   -------------------------
JEFFREY GERARD ALNWICK                       -----------, Managing Director



-------------------------
MARIE ALNWICK


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                                   Exhibit "B"

                                 PROMISSORY NOTE

U.S. $______________                      _______________, 199_


      FOR VALUE RECEIVED, the undersigned promises to pay to the order of ________________________ the principal sum of _______________ and /100 U.S.
Dollars (U.S. $_________________ ), together with interest from ______________,
19__ at the rate of ten (10%) per cent per annum until maturity, said principal and interest being payable as follows:

           Principal and interest in the sum of U.S. $_________ shall be due and payable on , 19_ and on the 1st day of each succeeding month thereafter, until paid in full.

           This note is prepayable in whole or in part without penalty.

      If this note or any installment of principal or interest as set forth above be not promptly and fully paid within 15 days of the date it is due, then, at the option of the holder, this note shall be accelerated without notice to the maker, and the then unpaid principal balance and accrued interest shall become due and payable forthwith and said unpaid principal balance and accrued interest shall bear interest at the hereafter specified deferred rate.

      The maker waives demand, protest, and notice of maturity, non-payment or protest and all requirements necessary to hold him liable as maker.

      The maker further agrees to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

      Deferred principal and interest payments shall bear interest at the rate of 12 per cent per annum from their respective maturities until paid.

      This note is to be construed and enforced according to the laws of the State of Florida, USA.



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